Exhibit  10                        E  -  30

                                LETTER OF INTENT

This Agreement is concluded by and between, Lgf Virtual Management AB hereinafter referred to as "Lgf Virtual" and Telia AB, Telia Network Services, hereinafter referred to as "Telia", hereinafter jointly referred to as the " Parties".

          1.  Background
          --------------

          The Parties have initiated negotiations for the purpose of establishing a project, the Greatway Scandinavia Project, hereinafter referred to as the " Project", and subsequently consummating either a share purchase agreement with a corresponding cooperation agreement or a network services operational agreement. The Parties' intention is that the Project shall offer the market in Northern Europe, hereinafter referred to as the "Market", broadband network services, including, inter alia, the distribution of broadband network services upon demand. The Project intends to use special hardware and software developed by Greatway Global, a Canadian company, for the distribution of the broadband network services within the Market. A Swedish company, Greatway Scandinavia Communication AB, hereinafter referred to as the "Company", will be specifically incorporated to undertake and manage the Project.

          2.  Agreement
          -------------

          The Parties agree to enter into phase one of the Project, which entails:

          1. the clarification of services to be offered during the initial phase of operations;
          and
          2.   the  preparation  of  a  business  plan;  and
          3.   the  formation  of  an  operational  company  (the  Company); and
          4.   the  employment  of  personnel  for  the  Company;  and
          5. the preparation of a synopsis, to be presented to municipality of Tyreso and apartment building owners, Fastighets AB Trojeborg, outlining the different technical requirements for the establishment of "digital lifestyle meeting places".

Furthermore,  during  phase  one  Telia  agrees  to:

     1. commit technical resources for the evaluation and development of technical solutions; and
     2. commit marketing resources for the activities planned during the period from the date of execution of this Agreement until 1 September 2000 as well as to undertake pro-sales of the services throughout Scandinavia; and
     3. commit or retain employees to further develop the market for distance education and telemedicine, etc,


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                                     E - 31

If Telia is satisfied with the Greatway Global concept and technique, Telia will be entitled to enter into phase two of the Project. Under phase two Telia can exercise an option to either purchase new issued shares in the Company and enter into a cooperation agreement and all other necessary agreements or enter into a network service operational agreement. The option will be valid until 1 January 2001.

3.  Exclusive  negotiations
---------------------------

The Parties undertake, until 1 January 2001, not to conduct negotiations with a third party regarding cooperation on the distribution of broadband network services in Scandinavia. Further, Telia undertakes, until 31 December 2001, not to conduct negotiations with Greatway Global and/or the municipalities associated with Sodertorns Utvecklingscenter regarding cooperation on the distribution of network services in Northern Europe without Lgf Virtual's approval or participation,

Notwithstanding the above, Lgf Virtual has the right to conduct negotiations with the municipalities associated with Sodertorns Utvecklingscenter and Greatway Global in respect of their participation and admittance to the Project.


4.  Furnishing  of  information
-------------------------------

The Parties undertake to make it possible for the other party to carry out a Legal, Technical and/or Financial Due Diligence regarding the other party.


5.  Publication
---------------

The subject of this Agreement may not be published or announced unless the Parties agree in writing to the contents and method of publication or announcement. The Parties also agree that any publication or announcement regarding the subject of this Agreement shall be made jointly by the Parties.


6.  Secrecy
-----------

The Parties agree not to disclose confidential information to third persons that the party receives under this Agreement during the period of negotiations and for an additional period of two years.

Confidential information shall mean all information about the negotiations, broadband services to be offered, client contacts, technical information, know-how, the Parties' internal relations and any other information related to the Project, provided the information is not within the public domain, other than by way of the Party's breach of this Clause 6.


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                                     E - 32

7.  Legal  Consequence
----------------------

This Agreement is not binding on the Parties, except as to the provisions in Clause 3 regarding exclusive negotiations, Clause 6 regarding secrecy, Clause 8 regarding arbitration and Clause 9 regarding governing law.

8.  Arbitration
---------------

Any dispute, controversy or claim arising out of or in connection with this Agreement or breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, The arbitral tribunal shall be composed of a sole arbitrator.

The  place  of  arbitration  shall  be  Stockholm.

The  language  to  be  used  in  the  arbitral  proceedings  shall  be  Swedish.

9.  Governing  law
------------------

This Agreement shall be construed in accordance with and be governed by the laws of Sweden.


          This Agreement has been executed in two copies of which the Parties have taken. one each.

          Stockholm  28  April  2000

          TELIA AB, TELIA NETWORK SERVICES         LGF  VIRTUAL  MANAGEMENT  AB

             By:  /s/  Igmar Jonsson               By:  /s/  Lars - Goran Froijd
             ------------------------              -----------------------------
             Igmar Jonsson                                  Lars - Goran Froijd


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                                     E - 33

                                LETTER OF INTENT

     Between Greatway Global Communications Corp of Toronto Canada , hereinafter referred to as "GGCC" , and Lgf Virtual Management AB of Stockholm Sweden, hereinafter referred to as " Lgf Virtual "' and hereinafter jointly referred to as "the Parties".

     Whereas the Parties have initiated negotiations with a view to establishing a Joint Venture company ( hereinafter referred to as "the Company " ) based in Sweden in order to deliver Broadband Network Services in the Territory ( as defined below ) and whereas the Company should be the subject of a shareholders agreement and a cooperation agreement between the Parties, but not excluding the inclusion of one or more other parties and whereas GGCC has developed special hardware and software for the global distribution of Broadband Network Services via a network of territorial "hubs" and is desirous of establishing a "hub" to provide services to the Scandinavian market and whereas Lgf Virtual are desirous or establishing such a "hub" in Sweden to service the Territory ( as defined below )

     It  is  now  therefore  the  intention  of  the  Parties:
- they shall enter into derailed negotiations in good faith to establish the Company within a period of 60 ( sixty ) days from the date of full signature of this letter
- that the Company shall provide services to the Scandinavian market of Sweden, Norway, Finland, Estonia, Lativia and Lithuania hereinafter referred to as the Territory
- that a third party may be invited to join the forming of the Company on terms and conditions jointly agreed by the Parties

It  is  now  therefore  agreed  that:

1. The Parties shall not conduct negotiations with any third party in the Territory without the prior approval and presence or the other Party during the period of validity of this Letter of Intent
2. GGCC shall not conduct negotiations with ICL or Enator regarding cooperation on the distribution of network services within the Territory without the participation of Lgf Virtual, during the period of validity of this Letter of Intent nor for a further 60 days thereafter
3. the Parties shall make freely available to the other Party all information necessary for the Parties to carry out Legal and Financial Due Diligence on each other
4. no Party shall make any public disclosure of the contents or intent of this Letter Of Intent without the prior assent in writing of the other Party
5. any confidential information that is passed between the Parties, is so identified and is not in the Public Domain, shall not be divulged to any third party without the written consent of the originating party. This clause shall survive termination of the Letter of Intent for a period of 12 calendar months or until such time as it is replaced by some further agreement ( whichever shall be the earlier )


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                                     E - 34

6. this Letter of Intent is not binding upon the Parties except as to the provisions in clauses 1, 2, 4, and 5 above
7. Written correspondence may be Letter, Fax or E Mail and shall be equally binding in whichever format, other than any document sent by E Mail that has legal standing shall be confirmed by Letter or Fax bearing the legal signature of the originator
8. any dispute, controversy or claim arising out of this Letter of Intent shall be settled by arbitration in the International Court of Justice in The Hague
9. this Letter of Intent shall be construed in accordance with and be governed by the Laws of Ontario


     This Letter of Intent has been executed in two copies of which the Parties have taken one each


Greatway Global Communications Corp.                 Lgf Virtual Management  AB

Signature By:  /s/ Gary Risadore                     /s/  Lars-  G.  Froid

Name          Gary David Risadore                    Lars  G  Froid

Appointment   President  /  CEO                      President

Place         Toronto                                Stockholm

Date          May 12, 1999                           May  26,  1999



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